Exhibit 21

WENDY’S INTERNATIONAL, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Jurisdiction of incorporation or organization
Subsidiary	Country	State
Wendy’s Old Fashioned Hamburgers of New York, Inc.	U.S.	Ohio
Wendy’s Capital Corporation	U.S.	Virginia
Wendy Restaurant, Inc.	U.S.	Delaware
Wendy’s of Denver, Inc.	U.S.	Colorado
Wendy’s Restaurants of Canada, Inc.	Canada
Wendy’s of N.E. Florida, Inc.	U.S.	Florida
Wendy’s Old Fashioned Hamburger Restaurants Pty. Ltd.	Australia
Wendy’s Old Fashioned Hamburgers of Guam, L.L.C.	Guam
Wendserve, Inc.	U.S.	Delaware
Wenark, Inc.	U.S.	Florida
Wentexas, Inc	U.S.	Texas
Tim Hortons, Inc.	U.S.	Delaware
The New Bakery Co. of Ohio, Inc.	U.S.	Ohio
NBCO Maintenance Corporation	U.S.	Ohio
Delavest, Inc.	U.S.	Delaware
Markdel, Inc.	U.S.	Delaware
Findel Corp.	U.S.	Delaware
Domark Investments, Inc.	U.S.	Delaware
BDJ 71112, LLC	U.S.	Ohio
Scioto Insurance Company	U.S.	Vermont
Oldemark LLC	U.S.	Vermont
Restaurant Finance Corporation	U.S.	Ohio
WBT GC, LLC	U.S.	Colorado
The TDL Group Corp.	Canada
The TDL Group	Canada
The TDL Group No. 2	Canada
The TDL Group Co.	Canada
Wentim Company	Canada
The TDL Marks Corporation	Canada
Tim’s Realty Partnership	Canada
TIMWEN Partnership	Canada
Boulangerie Chez Tim Inc.	Canada
Barhav Developments Limited	Canada
Bayers Centre Plaza Limited	Canada
2053306 Ontario Limited	Canada
Courtney’s Alberta Co. Inc.	Canada
Brigid No. 1 LP	Canada
Tartan No. 2 LP	Canada
Coffman No. 3 LP	Canada
Tim Donut U.S. Limited, Inc.	U.S.	Florida
T.H.D. Donut (Delaware), Inc.	U.S.	Delaware
The THD Group LLC	U.S.	Ohio

Jurisdiction of incorporation or organization
Subsidiary	Country	State
THD Coffee Co.	U.S.	Delaware
THD Nevada, Inc.	U.S.	Nevada
Tim Hortons (New England), Inc.	U.S.	Delaware
The THD Group	U.S.	Ohio
TD U.S. Finance Co.	U.S.	Delaware
Fresh Enterprises, Inc.	U.S.	California
Triune Corporation	U.S.	California
Baja Fresh Westlake Village, Inc.	U.S.	California
Cafe Express, LLC	U.S.	Delaware
The Wendy’s National Advertising Program, Inc.	U.S.	Ohio
Wendy’s Canadian Advertising Program Inc.	Canada
Tim Hortons Advertising and Promotion Fund (Canada) Inc.	Canada
The Tim’s National Advertising Program, Inc.	U.S.	Ohio
Baja Fresh Marketing Development Fund, Inc.	U.S.	Ohio